TERM NOTE $5,000,000 June 21, 2023 FOR VALUE RECEIVED, the undersigned (including its permitted successors, the “Borrower”) hereby promises to pay to Alphia Inc. or its registered assigns (the “Lender”), in accordance with the provisions of the Term Loan Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under that certain Term Loan Credit Agreement, dated as of June 21, 2023 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Credit Agreement”), between the Borrower and the Lender. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Term Loan Credit Agreement. The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under the Term Loan Credit Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Term Loan Credit Agreement. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds at the Lender’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Term Loan Credit Agreement. This Term Note is one of the Term Notes referred to in the Term Loan Credit Agreement, is entitled to the benefits and subject to the provisions thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Term Loan Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Term Loan Credit Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also (but shall not be required to) attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto. The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.